EXHIBIT 10.4

                                WARRANT AGREEMENT

BETWEEN:

                  SIDEN INVESTMENTS LTD., a company having its principal business office at 1729 Acadia Road, Vancouver, BC, CANADA, V6T 1R2

                  (the "Warrant Holder")

AND:

                  COMMUNICATE.COM, INC., a corporation incorporated under the laws of the State of Nevada, the United States of America, having a business address at 1300 - 1090 West Georgia Street, Vancouver, BC, CANADA, V6E 3V7

                  (the "Company")

RECITALS:

A. As an inducement for the Warrant Holder to enter into a loan agreement (the "Loan Agreement") dated October 10th, 2001 with the Company and its subsidiary, Communicate.com Inc., a corporation incorporated under the laws of Alberta, Canada, the Company has agreed to grant the Warrant Holder a Warrant to subscribe for and purchase shares in its capital as set forth below.

THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and for value received, the Company hereby grants the Warrant Holder the Warrant (the "Warrant") to subscribe for and purchase 10,000,000 fully paid and non-assessable common shares ("Common Shares") in the capital of the Company at a price calculated at the weighted average daily closing price the Company as recorded on the OTCBB for the month of October, or $_____ per share (the "Warrant Price") at any time prior to 4:30 p.m. (Vancouver Time) on October 10th, 2004, (the "Expiry Time") upon the terms and conditions hereinafter set forth.

1. This Warrant may be exercised by the Warrant Holder, in whole or in part (but not as to a fractional share) by delivery of a Notice of Exercise of Warrant in substantially the form set out in Schedule "A" hereto. Payment of the Warrant Price shall be tendered with the Notice of Exercise of Warrant and shall be (a) by certified cheque payable to or to the order of the Company; (b) by set-off of against the amount owed pursuant to the Loan Agreement; or (c) by a combination of the foregoing, as designated in the Notice of Exercise of Warrant.

2. In the event of any exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the Warrant Holder within a reasonable time, not exceeding three business days after the rights represented by this Warrant shall have been so exercised and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrant Holder within such time. This Warrant will be void if not exercised prior to the Expiry Time.

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3. The Company covenants and agrees that all Common Shares which are issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

4. If the Company shall at any time while this Warrant is outstanding subdivide its outstanding common shares into a greater number of shares, the Warrant Price shall be proportionately reduced and the number of subdivided Common Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding common shares of the Company shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of combined Common Shares entitled to be purchased hereunder shall be proportionately decreased.

5. If any capital reorganization, reclassification or consolidation of the capital stock of the Company, or the merger or amalgamation of the Company with another corporation shall be effected while this Warrant is outstanding, then as a condition of such reorganization, reclassification, consolidation, merger or amalgamation, adequate provision shall be made whereby the Warrant Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or amalgamation not taken place. The Company shall not effect any merger or amalgamation unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger or amalgamation shall assume by written instrument executed and mailed or delivered to the Warrant Holder of this Warrant the obligation to deliver to such Warrant Holder such shares of stock or securities in accordance with the foregoing provisions.

6. In case at any time while this Warrant is outstanding:

         (d) Company shall pay any dividend payable in stock upon its common shares or make any distribution to the holders of its Common Shares;

         (e) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

         (f) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to another corporation; or

         (g) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Warrant Holder of this Warrant, at least twenty days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, or amalgamation, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Warrant Holder of this Warrant at the address of such Warrant Holder, as shown on the books of the Company.

7. As used herein, the term "Common Shares" shall mean and include the Company's presently authorized common shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

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


8. This Warrant shall not entitle the Warrant Holder hereof to any rights as a shareholder of the Company, including without limitation, voting rights.

9. Any notice or delivery or surrender of documents shall be valid and effective if delivered personally or if sent by registered letter, postage prepaid, or if electronically transmitted by facsimile transmission tested for reception prior to use, addressed to the party to its address set out at the beginning of this Agreement and shall be deemed to have been effectively given, received and made on the date of personal delivery or on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner, or upon the day, other than Saturday, Sunday, or statutory holiday, after the time of facsimile transmission. In the case of disruption in postal services any notice, if mailed, shall not be deemed to have been effectively given until it is personally delivered. The Company or the Warrant Holder may from time to time notify the other in writing of a change of address.

10. All monetary references in this Agreement are in lawful currency of the United States of America and all payments made under this Agreement shall be made in such currency.

11. This Agreement shall be governed and construed by the laws of the Province of British Columbia, including the laws of Canada applicable thereto, but excepting any of its conflict of laws rules which would have the effect of applying the laws of any other jurisdiction. The parties further agree that the courts of British Columbia shall have exclusive jurisdiction over all disputes relating to this Agreement.

12. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Company has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated


SIDEN INVESTMENTS LTD.                         COMMUNICATE.COM, INC.


Per:                                           Per:
       -----------------------------               ----------------------------
         Authorized Signatory                           Authorized Signatory

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


                          NOTICE OF EXERCISE OF WARRANT
                          -----------------------------

TO:      COMMUNICATE.COM, INC.
         1300 - 1090 West Georgia Street
         Vancouver, BC
         V6E 3V7

THE UNDERSIGNED, the Warrant Holder of the within Warrant Agreement, subscribes for ________________ of the common shares referred to in the said Warrant Agreement at according to the conditions thereof, and herewith makes payment of $_________________________ as follows:

         (a) by set off against the amount owing under pursuant to the Loan Agreement (as described in the Warrant Agreement) in the amount of
                  $_______________________________________________________; and


         (b) the sum of $____________________ by way of certified cheque enclosed herewith.


All

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:


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NAME(S) IN FULL


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ADDRESS(ES)


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NO. OF SHARES


DATED this ______ day of _________________, 200 __.


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